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                                                                   Exhibit 99.3


                         FIRST CHICAGO NBD CORPORATION

          INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS, SEPTEMBER 15, 1998

To: The First National Bank of Chicago, Trustee for the Savings and Investment
    Plan

The undersigned hereby instructs the Trustee to vote, in person or by proxy, the shares of stock of First Chicago NBD Corporation held by it and credited to my account in the Plan at the Special Meeting of Stockholders of the Corporation to be held on September 15, 1998, and any adjournments thereof, upon all matters that may properly come before the Meeting. These instructions when properly executed will be voted in the manner directed herein by the undersigned plan participant. If no direction is made, these instructions will be voted FOR the approval of the Agreement and Plan of Reorganization, dated as of April 10, as amended 1998 (the "Merger Agreement"), by and among the Corporation, BANC ONE CORPORATION, an Ohio corporation, and BANK ONE CORPORATION, a Delaware corporation, which provides for the mergers of BANC ONE CORPORATION and the Corporation with and into BANK ONE CORPORATION.

Please date and sign on the reverse side and return promptly in the enclosed business reply envelope by September 11, 1998. The Trustee will vote stock for which it has not received timely voting instructions as directed by an unaffiliated, independent adviser to institutional investors.

                               SEE REVERSE SIDE

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                           [FOLD AND DETACH HERE]


[X]   Please mark your
      vote as in this
      example.

      These instructions when properly executed, will be voted in the manner directed herein. If no direction is made, these instructions will be voted FOR the adoption and approval of the Merger Agreement.

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            The Board of Directors recommends a vote FOR proposal 1.
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                                         FOR            AGAINST       ABSTAIN
1.    Approval and adoption of the       [_]              [_]          [_]
      Merger Agreement.

      The undersigned hereby authorizes the Trustee to vote in its discretion on any other business that may properly be brought before the meeting or any adjournment thereof.

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The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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                                       SIGNATURE(S)


                                       DATE_________________